                             UNDERWRITING AGREEMENT

                                                                  April 23, 1997

TENNECO INC.
1275 King Street
Greenwich, Connecticut 06831

Dear Sirs:

     The undersigned managers (being herein, collectively, called the "Manager") understand that Tenneco Inc., a Delaware corporation (the "Company"), proposes to issue and sell $100,000,000 aggregate principal amount of 7 1/2% Notes due 2007 (the "Notes") and $200,000,000 aggregate principal amount of 7 7/8% Debentures due 2027 (the "Debentures" and, together with the Notes, the "Offered Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, the Company hereby agrees to sell, and the underwriters named below (such underwriters being herein called the "Underwriters") agree to purchase, severally and not jointly, the principal amounts of such Offered Securities set forth below opposite their names at 99.002% of the principal amount of Notes and 96.895% of the principal amount of the Debentures (in each case together with accrued interest, if any, from April 28, 1997, to the date of payment and delivery):

                                                               PRINCIPAL      PRINCIPAL
                                                                 AMOUNT       AMOUNT OF
                            NAME                                OF NOTES      DEBENTURES
                            ----                               ---------      ----------
Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith
  Incorporated..............................................  $ 20,000,000   $ 40,000,000
J.P. Morgan Securities Inc. ................................    20,000,000     40,000,000
BancAmerica Securities, Inc. ...............................    20,000,000     40,000,000
Chase Securities Inc. ......................................    20,000,000     40,000,000
NationsBank Capital Markets, Inc. ..........................    20,000,000     40,000,000
                                                              ------------   ------------
     Total..................................................  $100,000,000   $200,000,000
                                                              ============   ============

     The Underwriters will pay for such Offered Securities upon delivery thereof at the office of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, New York, N.Y. at 9:00 A.M., New York time, on April 28, 1997, or at such other time, not later than May 5, 1997, as shall be designated by the Manager. Payment will be made in immediately available funds to an account designated by the Company.

     The Notes will have the following terms:

     Maturity: April 15, 2007

     Interest Rate: 7 1/2%

     Redemption provisions: As set forth in the Prospectus.

     Sinking Fund: None

     Interest Payment Dates: April 15 and October 15, beginning October 15, 1997

     The Debentures will have the following terms:

     Maturity: April 15, 2027

     Interest Rate: 7 7/8%

     Redemption provisions: As set forth in the Prospectus.

     Sinking Fund: None

     Interest Payment Dates: April 15 and October 15, beginning October 15, 1997

     We have advised you that we propose to make a public offering of the Offered Securities as soon as in our judgment is advisable. We further advise you that the Notes and the Debentures are to be offered to the public initially at 99.652% and 97.77%, respectively, of the principal amount thereof (i.e., the public offering price) (in each case together with accrued interest, if any, from April 28, 1997, to the date of payment and delivery) and to certain dealers selected by us at a price which represents a concession not in excess of .40% and .50%, respectively, of the principal amount thereof under the public offering price, and that we may allow, and such dealers may reallow, a concession, not in excess of .25% and .25%, respectively, of the principal amount thereof, to certain other dealers.

     Unless otherwise expressly provided herein, all the provisions contained in the document entitled Tenneco Inc. Underwriting Agreement Standard Provisions (Debt Securities) dated April 4, 1997 (the "Base Underwriting Agreement"), a copy of which we have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. The term "Registration Statement" as used in the Underwriting Agreement shall be deemed to include the registration statement covering the Offered Securities (including the material, if any, incorporated by reference therein), and the terms "Basic Prospectus" and "Prospectus" shall as so used be modified accordingly. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Base Underwriting Agreement.

     In addition to the representations and warranties contained in the Base Underwriting Agreement, Tenneco represents and warrants to the Underwriters as follows (and the certificate to be delivered to the Underwriters pursuant to Section V of the Base Underwriting Agreement shall certify that the following representations and warranties are true and correct as of the Closing Date):

          (i) Since the respective dates as of which information is given or incorporated in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of the Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and the Subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the common stock of the Company in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (ii) Neither the Company nor any of the Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the supplemental indentures governing the Notes and Debentures and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Offered Securities and compliance by the Company with its obligations hereunder and under the Indenture (as supplemented) and the Offered Securities) have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary or any applicable law, statute, rule regulation, judgment, order, writ or decree of any government, instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties, or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary, except for rights which would not, individually or in the aggregate, have a Material Adverse Effect.

          (iii) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company and the Subsidiaries taken as a whole or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business of the Company and the Subsidiaries, could not reasonably be expected to result in a Material Adverse Effect.

          (iv) Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect,
     (A) neither the Company nor any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substance, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of the Subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws.

          (v) The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the Securities Act.

          (vi) The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

     In lieu of the last paragraph of Section V.(b) of the Base Underwriting Agreement, the Company and the Underwriters agree that the obligations of the several Underwriters hereunder and under the Base Underwriting Agreement are subject to receipt of a letter from counsel to the Company, to the effect that:

          Such counsel has participated in conferences with certain officers and other representatives of the Company and representatives of the Underwriters and representatives of the independent auditors for the Company at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel does not pass upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, such counsel advises you that, on the basis of the foregoing (relying upon the opinions of officers and other representatives of the Company), no facts have come to such counsel's attention that lead such counsel to believe that the Registration Statement, when such Registration Statement became effective, or the Prospectus as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they are being made) not misleading (it being understood such counsel is not being requested to and need not make any comment with respect to (i) the Trustee's Statement of Eligibility on Form T-1, (ii) the exhibits to the Registration Statement, (iii) the financial statements, and the notes thereto and related schedules, (iv) other financial, accounting or statistical data found in or derivable from the financial or internal records of the Company and the Subsidiaries and (v) any forward-looking or projected financial or statistical data relating to the Company and the Subsidiaries, included in the Registration Statement or the Prospectus).

     In lieu of the provisions of the second through seventh paragraphs of
Section VII of the Base Underwriting Agreement, the Company and the Underwriters agree as follows:

     The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the extent and in the manner set forth in clauses (i), (ii) and (iii) below.

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto if used within the period set forth in paragraph (c) of Article VI of the Base Underwriting Agreement), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the indemnifying party or parties; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch in accordance with and subject to the other terms of this Section VII), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that (A) this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any

Underwriter through the Manager expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in the preceding paragraph, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Manager expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of Underwriters and their controlling persons, counsel to such indemnified parties shall be selected by Merrill Lynch; and, in the case of the Company and its controlling persons, directors and officers who signed the Registration Statement indemnified pursuant to this Section VII, counsel to such indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to one local counsel, if necessary, in the applicable jurisdiction) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, unless the indemnified party reasonably concludes (on the basis of advice of counsel) that there is a substantial likelihood of a material conflict of interest between or among the indemnified parties and/or indemnifying parties on the conduct of the defense of any such action. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought hereunder (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     If at any time an indemnified party shall have requested (in writing) an indemnifying party to reimburse the indemnified party for fees and expenses of its counsel and the indemnified party is entitled to such reimbursement in accordance with the terms of this Section VII, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by the preceding paragraph effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid written request, (ii) such indemnifying party shall have received written notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     If the indemnification provided for herein is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to herein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Offered Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate public offering price of the Offered Securities as set forth on such cover.

     The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Agreement shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Agreement, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Agreement, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Agreement are several in proportion to the principal amount of Offered Securities set forth opposite their respective names above (as adjusted pursuant to the Defaulted Securities provision of this Agreement).

     All representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person of any Underwriter, or by or on behalf of the Company or any director, officer or controlling person of the Company, as the case may be, and shall survive delivery of the Offered Securities to the Underwriters.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     Except as otherwise expressly provided herein, the Company will pay or cause to be paid all expenses incident to the performance of the Company's obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Offered Securities, (iii) the preparation, issuance and delivery of the certificates for the Offered Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Offered Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Offered Securities under state securities or "blue sky" laws, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto and (viii) the fees and expenses of any trustee for the Offered Securities.

     The Manager may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Manager, impracticable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or
(iv) if a banking moratorium has been declared by either Federal or New York authorities.

     If one or more of the Underwriters shall fail on the Closing Date to purchase the Notes or Debentures which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Manager shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Manager shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Offered Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations of Notes or Debentures, as the case may be, hereunder bear to such underwriting obligations of all non-defaulting Underwriters, or

          (b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Offered Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this paragraph shall relieve any defaulting Underwriter from liability in respect of its default. In the event of any such default which does not result in a termination of this Agreement, either the Manager or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect, at their expense, any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this paragraph.

     This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. All notices to any party hereto given or required to be given pursuant to or in connection with this Agreement shall be given in writing.

     Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below and returning the signed copy to us.

                                          Very truly yours,

                                          MERRILL LYNCH & CO.,
                                          MERRILL LYNCH, PIERCE,
                                            FENNER & SMITH
                                            INCORPORATED
                                          J.P. MORGAN SECURITIES INC.
                                          BANCAMERICA SECURITIES, INC.
                                          CHASE SECURITIES INC.
                                          NATIONSBANC CAPITAL MARKETS, INC.

                                          By: MERRILL LYNCH & CO.,
                                            MERRILL LYNCH, PIERCE,
                                              FENNER & SMITH
                                              INCORPORATED

                                          By: /s/ Kevin J. Singer

                                            ------------------------------------
                                            Name: Kevin J. Singer
                                            Title: Vice President

Accepted: April 23, 1997

TENNECO INC.

By: /s/ Karen R. Osar

----------------------------------------------------
    Name: Karen R. Osar
    Title: Vice President and Treasurer